EXHIBIT 10.2

FINANCING AGREEMENT AND NOTE MODIFICATION AGREEMENT

THIS FINANCING AGREEMENT AND NOTE MODIFICATION AGREEMENT (“Modification”) is made effective as of July 29, 2011, by and among Frederick’s of Hollywood Group Inc., a New York corporation (“Group”), FOH Holdings, Inc., a Delaware corporation (the “Parent”), Frederick’s of Hollywood, Inc., a Delaware corporation (“Frederick’s”), Frederick’s of Hollywood Stores, Inc., a Nevada corporation (“Stores”), Hollywood Mail Order, LLC, a Nevada limited liability company (“Mail Order” and together with Group, the Parent, Frederick’s and Stores, individually, a “Borrower”, and collectively, the “Borrowers”), the lending parties  from time to time a party to the Financing Agreement (as hereinafter defined) (individually a “Lender” and collectively, the “Lenders”) and Hilco Brands, LLC, a Delaware limited liability company, as arranger and agent for the Lenders (in such capacity, the “Agent”).

Background

A.           Pursuant to the terms of that certain Financing Agreement dated as of July 30, 2010 between and among the Borrowers, the Lenders and the Agent (the “Financing Agreement”), the Lenders made available to the Borrowers a secured term loan in the maximum original principal amount of Seven Million and 00/100 Dollars ($7,000,000.00) (the “Loan”), which Loan is evidenced by a certain Secured Promissory Note also dated July 30, 2010 in the original principal amount of Seven Million and 00/100 Dollars ($7,000,000.00) (the “Note”).  The Note is secured by inter alia:  a Security Agreement dated July 30, 2010 from the Borrowers to the Lenders (the “Security Agreement”) granting to the Agent, for the benefit of the Lenders, a continuing security interest in the Collateral more particularly described in the Security Agreement.

B.           Group is currently contemplating to merge Fredericks.com, Inc. (“Guarantor”) into Mail Order prior to the end of Group’s fiscal year ending July 30, 2011 (the “Subsidiary Merger”).  The Guarantor and Mail Order are each 100% wholly-owned subsidiaries of Frederick’s, which is 100% wholly owned by the Parent, which is 100% wholly owned by Group.

C.           The Lenders and the Borrowers now wish to amend the Loan Documents to:  (i) acknowledge and consent to the Subsidiary Merger;  (ii) extend the compliance date for the Debt Service Coverage Ratio covenant set forth in Section 6.01(s) of the Financing Agreement (the “Covenant Extension”); and (iii) increase the principal amount of the Loan by One Hundred Thousand and 00/100 Dollars ($100,000.00) to finance the extension fee payable by the Borrowers to the Lenders as consideration for the Covenant Extension provided for herein.

Now, therefore, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto covenant and agree as follows:

1.           Amendments.

(a)           Increase to Principal Amount of Loan and Note.  From and after the effective date of this Modification, the Loan will be a secured term loan in the principal amount of Seven Million One Hundred Thousand and 00/100 Dollars ($7,100,000.00), and the maximum principal amount of the Note is hereby increased accordingly to Seven Million One Hundred Thousand and 00/100 Dollars ($7,100,000.00).  The proceeds of the One Hundred Thousand and 00/100 Dollars ($100,000.00) increase to the principal balance of the Loan shall be used to finance the Extension Fee provided for in Section 3 below.

(b)           Extension of Minimum Debt Coverage Ratio Covenant Compliance Date:  The compliance date for the Debt Service Coverage Ratio covenant set forth in Section 6.01(s) of the Financing Agreement is hereby extended to the Fiscal Year ending July 28, 2012.  Accordingly, compliance with the Debt Service Coverage Ratio covenant is waived for the reporting periods ending on:  July 30, 2011; October 29, 2011; January 28, 2012; and April  28, 2012.

2.           Confirmation of Loan Documents and Indebtedness.  The Borrowers hereby covenant and confirm that, except as specifically modified by this Modification, all of the terms and conditions of the Financing Agreement and all other Loan Documents, as amended, shall be unmodified and shall remain in full force and effect.  The Borrowers hereby acknowledge and confirm that the Security Agreement shall secure the full amount of the Loan as increased hereby.  The Borrowers hereby acknowledge and agree that Borrowers have no defense, set-off, recoupment or claim against Lenders of any kind whatsoever as of the date hereof, and that all of the representations and warranties contained in the Loan Documents are true, complete and correct as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).  The Borrowers hereby acknowledge and agree that the principal balance outstanding under the Note as of the date hereof (and following this Modification) is Seven Million One Hundred Thousand and 00/100 Dollars ($7,100,000.00), and that the accrued amount of PIK Interest as of June 30, 2011 was Three Hundred Ninety-Two Thousand and 00/100 Dollars ($392,000.00) (an additional $1,166.67 per day has been added after June 30, 2011), and the Borrowers hereby affirm the aforesaid indebtedness and all of the Borrowers’ liabilities and obligations under the Loan Documents.

3.           Fees.  Concurrently with the execution and delivery of this Modification, and as consideration for the Covenant Extension provided for herein, the Borrowers shall pay to Lender the sum of One Hundred Thousand and 00/100 Dollars ($100,000.00), which Extension Fee shall be paid by the increase in the principal amount of the Loan and the Note as provided for herein.  In addition, the Borrowers shall pay all of the costs and expenses of the Agent and the Lenders incurred in connection with this Modification including, without limitation, reasonable attorneys’ fees.

4.           No Novation.  The parties to this Modification acknowledge and confirm that this Modification shall not be construed as a novation of the Note and shall not prejudice any present or future rights, remedies, benefits or powers belonging to or accruing to the Lenders under the terms of the Loan Documents.

5.           Representations.  The  Borrowers hereby represent and warrant to the Lenders that consummation of the Subsidiary Merger will not violate, invalidate, contravene or breach any applicable law, any covenant, representation, or warranty of the Financing Agreement or any other agreement, instrument or other document evidencing, governing or securing any Indebtedness of any Loan Party, any Material Contract, the charter, by-laws, limited liability company or operating agreement, certificate of partnership or partnership agreement, as applicable, of any Loan Party, or any agreement, instrument or other document binding on or otherwise affecting any Loan Party or any properties of any Loan Party, to the extent the obligation thereunder is material or to the extent such contravention (either individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.  In express reliance on the foregoing representation and warranty, the Agent hereby consents to the Subsidiary Merger and agrees that the Subsidiary Merger will not constitute an Event of Default under the Financing Agreement.

6.           No Further Commitment.  Nothing in this Modification shall be construed to commit the Lenders to any further covenant or default waivers or to any additional increase of credit or other modification or amendment of the Loan Documents, nor as a waiver by the Lenders of any rights or remedies to which the Lenders may be entitled under any of the Loan Documents.

7.           Release.  The Borrowers on each of their own and on behalf of its trustees, partners, employees and agents, for themselves, and their successors, trustees and assigns, hereby releases the Agent and the Lenders, their shareholders, officers, directors, employees, agents and attorneys and each of their respective successors, trustees, and assigns and affiliates, of and from any and all actions, causes of action, proceedings, claims, demands, damages, costs, liabilities, losses, agreements and obligations, of any nature whatsoever, whether contingent or matured, known or unknown, at law or in equity arising out of, or in any way related to the Loan, or the transactions contemplated under the Loan Documents.

8.           Construction.  Any capitalized terms used in this Modification not otherwise defined herein shall have the meaning assigned to them in the Financing Agreement, as amended.

9.           Multiple Counterparts.  This Modification may be executed in one or more counterparts, all of which taken together shall constitute the same agreement.

10.           Binding Effect.  This Modification shall be binding upon and inure to the benefit of the parties hereto and their respective successors, trustees, assigns and affiliates.

11.           Miscellaneous.  This Modification shall be governed by and construed under the laws of the State of New York.  This Modification represents the entire agreement between the parties hereto respecting the subject matter hereof, and no party shall be bound by any prior discussions, proposals or oral agreements.  The parties agree that this Modification may be amended only in a writing signed and approved by both parties.  The parties agree that each and every provision of this Modification has been mutually negotiated, prepared and drafted, and each party has been represented by counsel, so that in connection with the construction of any provision hereof, no consideration shall be given to the issue of which party actually prepared, drafted, requested or negotiated any provision or deletion.  The Note, as amended, and this Modification shall together be considered a single note.

12.           Consent of Revolving Loan Agent.  Wells Fargo Retail Finance II, LLC (“Wells Fargo”), in its capacity as arranger and administrative agent for the Revolving Loan Secured Parties (as such term is defined in the Intercreditor Agreement by and between Wells Fargo and Agent dated as of July 30, 2010) joins in this Modification for the purpose of agreeing to the increase, modification, and extension provided for herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed by their respective officers thereunto duly authorized as of on the date first above written.

BORROWERS:

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FOH HOLDINGS, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FREDERICK’S OF HOLLYWOOD, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FREDERICK’S OF HOLLYWOOD STORES, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

HOLLYWOOD MAIL ORDER, LLC By: FOH Holdings, Inc., its Manager

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

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AGENT:

HILCO BRANDS, LLC

By:	/s/ Eric W. Kaup
Name: Eric W. Kaup
Title: Authorized Signatory

LENDERS:

HILCO BRANDS, LLC

By:	/s/ Eric W. Kaup
Name: Eric W. Kaup
Title: Authorized Signatory

INFINITY FS FINANCE I, LLC

By:	/s/ Ike S. Franco
Name: Ike S. Franco
Title: Principal

INFINITY FS FINANCE I, LLC

By:	/s/ Bradley W. Snyder
Name: Bradley W. Snyder
Title: Authorized Signatory

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REVOLVING LOAN AGENT:

WELLS FARGO RETAIL FINANCE II, LLC

By:	/s/ Joseph Burt
Name: Joseph Burt
Title: Director